Exhibit 10.1

SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT

THIS SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED TERM LOAN AGREEMENT (this “Amendment”) dated as of February 14, 2022 is by and among POTLATCHDELTIC CORPORATION, a Delaware corporation (“PotlatchDeltic”), POTLATCHDELTIC FOREST HOLDINGS, INC., a Delaware corporation (“Potlatch Forest”) and POTLATCHDELTIC LAND & LUMBER, LLC, a Delaware limited liability company and a taxable REIT subsidiary of PotlatchDeltic (“Potlatch Land & Lumber”, and, together with PotlatchDeltic and Potlatch Forest, the “Borrowers”), the Guarantors party hereto, the Lenders identified on the signature pages hereto, the Voting Participants identified on the signature pages hereto and NORTHWEST FARM CREDIT SERVICES, PCA, as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, term loan facilities have been established in favor of the Borrowers pursuant to the terms of that certain Second Amended and Restated Term Loan Agreement dated as of March 22, 2018 (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Existing Term Loan Agreement” and as amended by this Amendment, the “Amended Term Loan Agreement”) among the Borrowers, the guarantors from time to time party thereto (the “Guarantors”), the Lenders from time to time party thereto (the “Lenders”) and the Administrative Agent; and

WHEREAS, the Lenders party hereto have agreed to amend the Existing Term Loan Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Amended Term Loan Agreement.

2.
Amendment. Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Existing Term Loan Agreement is hereby amended as follows:

(a)
The definition of “Bail-In Action” in Section 1.01 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

(b)
The definition of “Bail-In Legislation” in Section 1.01 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(c)
The definition of “Write-Down and Conversion Powers” in Section 1.01 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

The definition of “Revolving Credit Agreement” in Section 1.01 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Credit Agreement” means that certain Third Amended and Restated Credit Agreement (as amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time) dated as of December 14, 2021, among the Borrowers, the Guarantors from time to time party thereto, KeyBank National Association, as administrative agent, and the Lenders party thereto.

(d)
The following new definitions are hereby added to Section 1.01 of the Term Loan Agreement in the appropriate alphabetical order:

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Covered Party” has the meaning specified in Section 10.23.

“Erroneous Payment” has the meaning specified in Section 9.12.

“Erroneous Payment Deficiency Assignment” has the meaning specified in Section 9.12.

“Erroneous Payment Impacted Class” has the meaning specified in Section 9.12.

“Erroneous Payment Return Deficiency” has the meaning specified in Section 9.12.

“Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56.

“Payment Recipient” has the meaning specified in Section 9.12.

“QFC Credit Support” has the meaning specified in Section 10.23.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Sixth Amendment Effective Date” means February 14, 2022.

“Supported QFC” has the meaning specified in Section 10.23.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolutions Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“U.S. Special Resolution Regimes” has the meaning specified in Section 10.23.

(e)
In Section 1.01 of the Term Loan Agreement, the definitions of “Medium Term Notes” is hereby deleted in its entirety.

(f)
Section 1.03(b) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follow:

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Administrative Borrower or the Required Lenders shall so request, the

Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Administrative Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, all accounting terms, ratios and calculations shall be determined without giving effect to Accounting Standards Codification 842 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) (and related interpretations) to the extent any lease (or similar arrangement conveying the right to use) would be required to be treated as a capital lease thereunder where such lease (or similar arrangement) would have been treated as an operating lease under GAAP as in effect immediately prior to the effectiveness of the Accounting Standards Codification 842.

(g)
The Term Loan Agreement is hereby amended by adding a new Section 1.07 to the Term Loan Agreement immediately following Section 1.06 to read as follows.

1.07 Divisions.

For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

(h)
The first paragraph of Section 3.03(d) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

(d) LIBOR Reset. (i) On the third, sixth and ninth anniversaries of (A) the Restatement Date, solely with respect to Term Loan F, Term Loan G, Term Loan H, Term Loan I, Term Loan J, Term Loan K and Term Loan L, (B) the Second Amendment Effective Date solely with respect to Term Loan N and (C) the Fourth Amendment Effective Date solely with respect to Term Loan O and (ii) on the third anniversary of the First Amendment Effective Date, on the Sixth Amendment Effective Date and each annual anniversary of the Sixth Amendment Effective Date thereafter, solely with respect to Term Loan M (or such other date approximately preceding any such date as described in the foregoing clauses (i) and (ii) as the Administrative Agent and the Borrowers may agree) (each such date as described in the foregoing clauses (i) and (ii), a “Reset Reference Point”) Administrative Agent (x) shall determine the difference (in basis points), if any, between the Current Cost of Funds (as defined below) as of such Reset Reference Point and the Restatement Date Cost of Funds (as defined below) and (y) thereafter shall promptly notify the Lenders and the Borrowers of such difference by delivering a certificate in form and substance mutually acceptable to Administrative Agent and the Borrowers. LIBOR shall be increased or decreased, as applicable, by the amount of such difference (in a like amount of basis points), which increase or decrease shall commence from and as of such Reset Reference Point and shall remain in effect until the next Reset Reference Point; provided that in no event shall LIBOR for any interest period be reduced below zero; provided, further, that solely with respect to the Term Loan I, Term Loan K, Term Loan L, Term Loan M, Term Loan N and/or Term Loan O, LIBOR may be less than zero so long as there is a corresponding Swap Contract with a Lender, Voting Participant or Affiliate of a Lender or Voting Participant in place relating to such Term Loan I, Term Loan K, Term Loan L, Term Loan M, Term Loan N and/or Term Loan O, as applicable, that does not have a floor of zero. As used in this subsection (d):

(i)
The definition of “LIBOR Floating Note Rate” in Section 3.03(d) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

“LIBOR Floating Note Rate” means, as of any date of determination, the estimated funding cost (not the actual sale price), including standard underwriting fees, for new three-year or one-year, as applicable, debt Securities indexed to the one-month LIBOR issued by the Farm Credit Funding Corporation into the primary market based on market observations on such date indicated at approximately 9:30 a.m., New York City time; it being understood that such indications represent the Farm Credit Funding Corporation’s best estimate of the cost of new debt issuances based on a combination of daily surveys of selected farm credit selling group members (participating bond dealers) and ongoing monitoring of the fixed income markets for actual, recent, primary market issuance by other government- sponsors of similar bonds and notes and pricing within related derivative markets, particularly the interest rate swap market. Historical information on such funding costs is available, for the prior week, on the Farm Credit Funding Corporation’s website http://www.farmcreditfunding.com/ffcb_live/fundingCostIndex.html) under the “Output” tab of the most recent spreadsheet. Notwithstanding the foregoing, if, in connection with any Reset Reference Point, new floating rate (indexed to the one-month LIBOR or three-month LIBOR, as applicable) debt securities with a three (3) year or one (1) year term, as applicable, are not then being issued into the primary market by the Farm Credit Funding Corporation, then “LIBOR Floating Note Rate” shall mean NWFCS’ best estimate of the cost of such debt securities based on market observations of synthetic (swaps) floating rate indications for similar debt securities or such other replacement benchmark as the Administrative Agent and the Borrowers may mutually agree upon.

(j)
Section 4.02(a) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a) The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (or, in the case of representations and warranties qualified as to materiality or Material Adverse Effect, in all respects) on and as of the date of the Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.01(a) and (b) shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(k)
The Term Loan Agreement is hereby amended by adding new Sections 5.29 and 5.30 to the Term Loan Agreement immediately following Section 5.28 to read as follows:

5.29 Affected Financial Institution.

Neither Borrower nor any other Loan Party is an Affected Financial Institution.

5.30 Beneficial Ownership.

As of the Closing Date, the information contained in the Beneficial Ownership Certificate (if any) is true and correct in all respects.

(l)
Section 6.04(a) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a) comply with all Laws applicable to it and its Property if noncompliance with any such Laws could reasonably be expected to have a Material Adverse Effect. The Borrowers will notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that the Borrowers qualify for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrowers ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or directly to such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

(m)
Section 6.10(b) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) Leverage Ratio. The Consolidated Leverage Ratio, as of the last day of each fiscal quarter of the Consolidated Parties, shall not be greater than 40%; provided that, if such ratio is greater than 40.0%, then the Borrowers shall be deemed to be in compliance with this Section 6.10(b) so long as (a) such ratio does not exceed 50.0% for a period of more than two consecutive fiscal quarters, (b) the Borrowers have not maintained compliance with this Section 6.10(b) in reliance on this proviso more than two times during the term of this Agreement, (c) such ratio is not greater than 50.0% at any time and (d) the circumstances causing such ratio to exceed 40.0% occurred in the Consolidated Parties’ ordinary course of business and are otherwise permitted hereunder.

(n)
Clause (i) in Section 6.13 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

(i) on or before March 31, 2022 (with up to two (2) 30-day extensions of such due date, as approved at the sole discretion of the Administrative Agent) and on or before March 31 of every other year thereafter unless mandated more frequently by the Required Lenders, a Timberland Valuation Update from the Timberland Valuation Consultant as of the prior December 31

(o)
Section 7.01(g) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

(g) [reserved].

(p)
Section 7.01(h) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

(h) [reserved].

(q)
Section 7.01(i) of the Term Loan Agreement is hereby amended by replacing the reference therein to “$380,000,000” with “$300,000,000”.
(r)
Section 7.01(k) of the Term Loan Agreement is hereby deleted in its entirety.
(s)
Section 7.02(q) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

(q) [reserved].

(t)
Section 7.05(b) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) Borrower or Subsidiary may sell, lease, transfer or otherwise dispose of Property to any Borrower(s) or to a wholly-owned Subsidiary; provided that if the transferor of such Property is a Loan Party, the transferee thereof must be a Loan Party;

(u)
The proviso at the end of Section 7.05 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

provided, however, that any Asset Disposition pursuant to clauses (a), (b) (other than transactions between and among Loan Parties), (c), (d) and (e) shall be for fair market value.

(v)
Section 7.06(c) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

(c) Investments consisting of Capital Stock, obligations, securities or other property received by any Consolidated Party in settlement of accounts receivable (created in the ordinary course of business) from bankrupt or insolvent obligors;

(w)
Clause (e) of Section 7.07 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

(e) from and after the Sixth Amendment Effective Date, to repurchase up to an aggregate amount of $250,000,000 of PotlatchDeltic Capital Stock during the term hereof provided that in the case of this clause (e), (i) no Default or Event of Default shall exist on the date of, or shall result from, the making of any such distributions, (ii) upon giving effect on a Pro Forma Basis to such transaction, the Borrowers would be in compliance with the financial covenants set forth in Sections 6.10(a) and (b) and (iii) the Consolidated Leverage Ratio is less than or equal to 30% at the time of such repurchases

(x)
Clause (a) of Section 7.15 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a) new Subsidiaries unless Section 6.11 hereof, if applicable, has been, or will be complied with

(y)
Section 8.01(b) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) Specific Covenants. The Borrowers shall

default in the due performance or observance of any term, covenant or agreement contained in Sections 6.02(a), 6.08, 6.10, or Article VII;

default in the due performance or observance of any term, covenant or agreement contained in Section 6.01(a), (b), (c) or (d), 6.02(b), 6.09 or 6.11 and such default shall continue unremedied for a period of at least 5 Business Days after the earlier of a Responsible Officer of a Borrower becoming aware of such default or written notice thereof by the Administrative Agent or any Lender; or

(z)
Section 8.01(h)(ii)(A) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

(A) enforcement proceedings are commenced by any creditor upon such judgment or order that are not stayed prior to the earlier of (1) the completion thereof or (2) 10 days from the commencement thereof

(aa)
Section 8.01(l)(i) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

(i) There shall occur and be continuing any “Event of Default” (or any comparable term) under, and as defined in the documents evidencing or governing any Subordinated Debt and any standstill period thereunder has expired

(bb)
The Term Loan Agreement is hereby amended by adding a new Sections 9.12 to the Term Loan Agreement immediately following Section 9.11 to read as follows:
1.12
Erroneous Payments.

(a) Each Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 9.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section 9.12 shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b) Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c) In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than two

Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. Without limitation of its rights hereunder, the Administrative Agent may cancel any Erroneous Payment Deficiency Assignment at any time by written notice to the applicable assigning Lender and upon such revocation all of the Loans assigned pursuant to such Erroneous Payment Deficiency Assignment shall be reassigned to such Lender without any requirement for payment or other consideration. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 10.06. and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e) Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment

Recipient from any source, against any amount due to the Administrative Agent under this Section 9.12 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making for a payment on the Obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f) Each party’s obligations under this Section 9.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g) Nothing in this Section 9.12 will constitute a waiver or release of any claim of any party hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

(cc)
Section 10.01(d) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

(d) change Section 2.11 or 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(dd)
Section 10.01 of the Term Loan Agreement is hereby amended to (i) delete the “or” at the end of Section 10.01(e), (ii) insert “or” at the end of Section 10.01(f) and (iii) insert a new Section 10.01(g) immediately following Section 10.01(f) to read as follows:

(g) subordinate the payment priority of the Obligations without the written consent of each Lender

(ee)
Section 10.06(b)(v) of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

(C) to a natural Person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person)

(ff)
Section 10.20 of the Term Loan Agreement is hereby amended and restated in its entirety to read as follows:

10.20 Acknowledgment and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

(gg)
The Term Loan Agreement is hereby amended by adding a new Section 10.23 to the Term Agreement immediately following Section 10.22 to read as follows:

10.23 Acknowledgement Regarding Any Supported QFC.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 10.23, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

3.
Conditions Precedent. This Amendment shall become effective upon the satisfaction of the following conditions:

(a)
Receipt by the Administrative Agent of counterparts of this Amendment duly executed by the Borrowers, the Guarantors, the Administrative Agent, the Required Lenders and the Voting Participants.

(b)
The payment by the Borrowers of all fees and expenses due and payable as of the Sixth Amendment Effective Date, including the reasonable out-of-pocket costs and expenses of the Administrative Agent and the reasonable fees and expenses of Moore & Van Allen PLLC, special counsel to the Administrative Agent.

4.
Representations and Warranties. The Loan Parties hereby, jointly and severally,

represent and warrant that:

(a) the representations and warranties contained in Article V of the Amended Term Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct as of such earlier date, and except that for purposes hereof, the representations and warranties contained in Sections 5.01(a) and (b) of the Amended Term Loan Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Amended Term Loan Agreement,

(b) no Default exists under the Amended Term Loan Agreement on and as of the date hereof and after giving effect to this Amendment,

(c) this Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d) this Amendment constitutes the legal, valid and binding obligation of each Loan Party, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(e) the execution, delivery and performance of this Amendment by each Loan Party will not: (i) contravene the terms of any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Loan Party; (ii) violate, contravene or materially conflict with any Law or any other law, regulation (including, without limitation, Regulation U or Regulation X), order, writ, judgment, injunction, decree or permit applicable to it, (iii) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any material indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound or (iv) result in or require the creation of any Lien upon or with respect to its properties.

5.
No Other Changes; Ratification. Except as expressly modified or waived hereby, all of the terms and provisions of the Amended Term Loan Agreement (including the schedules and exhibits thereto) and the other Loan Documents shall remain in full force and effect. The term

“this Agreement” or “Term Loan Agreement” and all similar references as used in each of the Loan Documents shall hereafter mean the Amended Term Loan Agreement as amended by this Amendment. Except as herein specifically agreed, the Amended Term Loan Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

6.
Counterparts: Facsimile/Email. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. Delivery of an executed counterpart of this Amendment by telecopy or electronic mail by any party hereto shall be effective as such party’s original executed counterpart.

7.
Loan Modification. By its execution of this Amendment, the Borrowers hereby authorize the Administrative Agent to consider this Amendment its application for loan modification on the terms and conditions set forth herein.

8.
Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

9.
Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. These Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no oral agreements between the parties.

10. Loan Document. This Amendment is a Loan Document.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWERS:

POTLATCHDELTIC CORPORATION,

a Delaware corporation

By: /s/ Jerald W. Richards____

Name: Jerald W. Richards

Title: Vice President and Chief Financial Officer

POTLATCHDELTIC FOREST HOLDINGS, INC.,

a Delaware corporation

By: /s/ Jerald W. Richards____

Name: Jerald W. Richards

Title: Vice President and Chief Financial Officer

POTLATCHDELTIC LAND & LUMBER, LLC,

a Delaware limited liability company

By: /s/ Jerald W. Richards____

Name: Jerald W. Richards

Title: Vice President and Chief Financial Officer

GUARANTORS:

POTLATCHDELTIC TIMBER, LLC,

a Delaware limited liability company

By: /s/ Jerald W. Richards____

Name: Jerald W. Richards

Title: Vice President and Chief Financial Officer

POTLATCH TIMBERLANDS, LLC,

a Delaware limited liability company

By: /s/ Jerald W. Richards____

Name: Jerald W. Richards

Title: Vice President and Chief Financial Officer

POTLATCH LAKE STATES TIMBERLANDS, LLC

a Delaware limited liability company

By: /s/ Jerald W. Richards____

Name: Jerald W. Richards

Title: Vice President and Chief Financial Officer

POTLATCH MINNESOTA TIMBERLANDS, LLC

a Delaware limited liability company

By: /s/ Jerald W. Richards____

Name: Jerald W. Richards

Title: Vice President and Chief Financial Officer

POTLATCHDELTIC MANUFACTURING, LLC

an Arkansas limited liability company

By: /s/ Jerald W. Richards_____

Name: Jerald W. Richards

Title: Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT

AND LENDERS: NORTHWEST FARM CREDIT SERVICES, PCA, as Administrative Agent and a Lender

By: /s/ Suann Harris_____

Name: Suann Harris

Title: Relationship Manager, VP – Forest Products

AMERICAN AGCREDIT, FLCA,

as a Lender and Voting Participant

By: /s/ Michael J. Balok_______

Name: Michael J. Balok

Title: Vice President

COBANK, FCB,

as a Voting Participant

By: /s/ Robert Prickett_______

Name: Robert Prickett

Title: Vice President

FARM CREDIT EAST, ACA,

as a Voting Participant

By: /s/ Benjamin Thompson______

Name: Benjamin Thompson

Title: Vice President

FARM CREDIT SERVICES OF AMERICA, FLCA,

as a Voting Participant

By: /s/ Jeremy Gall_______

Name: Jeremy Gall

Title: Vice President

FARM CREDIT WEST, FLCA,

as a Voting Participant

By: /s/ Nathan Garcin______

Name: Nathan Garcin

Title: Vice President, Capital Markets

FARM CREDIT MID-AMERICA, FLCA,

as a Voting Participant

By: /s/ Tabatha Hamilton_____

Name: Tabatha Hamilton

Title: Vice President Food and Agribusiness

CAPITAL FARM CREDIT, FLCA,

as a Voting Participant

By: /s/ Amy Drazin_____

Name: Amy Drazin

Title: Associate Director, Syndications

AGFIRST FARM CREDIT BANK,

as a Voting Participant

By: /s/ Michael C. Hawkins_____

Name: Michael C. Hawkins

Title: AVP

AGCOUNTRY FARM CREDIT SERVICES, FLCA (f/k/a FCS Commercial Finance Group, for AgCountry Farm Credit Services, FLCA),

as a Voting Participant

By: /s/ Lisa Caswell_____

Name: Lisa Caswell

Title: Vice President

AGRIBANK, FCB,

as a Voting Participant

By: /s/ Galen Herr_____

Name: Galen Herr

Title: Vice President Credit – Lending Programs

FARM CREDIT SERVICES OF WESTERN ARKANSAS, FLCA,

as a Voting Participant

By: /s/ Charlie McConnell_____

Name: Charlie McConnell

Title: SVP – Chief Lending Officer

FRESNO-MADERA FEDERAL LAND BANK ASSOCIATION, FLCA,

as a Voting Participant

By: /s/ Daniel Kiggins_____

Name: Daniel Kiggins

Title: SVP

WESTERN AGCREDIT, FLCA,

as a Voting Participant

By: /s/ Jonathan Howard_____

Name: Jonathan Howard

Title: Vice President

FARM CREDIT OF NEW MEXICO, FLCA,

as a Voting Participant

By: /s/ Clarissa Shiver_____

Name: Clarissa Shiver

Title: VP Credit-Participations

GREENSTONE FARM CREDIT SERVICES, FLCA,

as a Voting Participant

By: /s/ Shane Prichard_____

Name: Shane Prichard

Title: VP of Capital Markets

YOSEMITE LAND BANK, FLCA,

as a Voting Participant

By: /s/ Tracy A. DeAngelo

Name: Tracy A. DeAngelo

Title: SVP – Capital Markets

COMPEER FINANCIAL, FLCA,

as a Voting Participant

By: /s/ Corey J. Waldinger

Name: Corey J. Waldinger

Title: Managing Director, Capital Markets